Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1)        Registration Statements (Form S-8 Nos. 333-43531 and 333-129898) pertaining to the 1997 Stock Option Plan of Community West Bancshares,

(2)        Registration Statement (Form S-8 No. 333-136099) pertaining to the 2006 Stock Option Plan of Community West Bancshares, and

(3)        Registration Statement (Form S-3 No.  333-156802) of Community West  Bancshares;

of  our  report  dated March  30,  2012,  with  respect  to  the  consolidated  financial  statements  of  Community  West  Bancshares  and subsidiary included in this Annual Report (Form 10-K) of Community West Bancshares for the year ended December 31, 2011.

/s/ Ernst & Young LLP
Los Angeles, California
March 30, 2012